J.P. Morgan Exchange-Traded Fund Trust

(the “Trust”)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints George C.W. Gatch, Robert L. Young, Robert Deutsch, Frank J. Nasta, Paul Shield, Jessica K. Ditullio, Elizabeth A. Davin, John T. Fitzgerald, Pamela L. Woodley, Gregory S. Samuels, Carmine Lekstutis and Joseph Bertini, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements, including registration statements on Form N-1A and Form N-14, or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trust, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person in his capacity as a Trustee or officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Robert Deutsch Robert Deutsch	/s/ Gary L. French Gary L. French
Trustee, Chairman, President and	Trustee
Principal Executive Officer

/s/ Robert J. Grassi Robert J. Grassi	/s/ Thomas P. Lemke Thomas P. Lemke
Trustee	Trustee

/s/ Lawrence Maffia Lawrence Maffia	/s/ Emily Youssouf Emily Youssouf
Trustee	Trustee

/s/ Paul Shield Paul Shield
Treasurer and Principal Financial Officer

Dated: February 20, 2014